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                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-113252) and related Prospectus of Cleveland-Cliffs Inc for the registration of 172,500 shares of redeemable cumulative convertible perpetual preferred stock and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
Cleveland, Ohio
July 16, 2004